Exhibit 10.6
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT NO. 3 TO THE FRAMEWORK AGREEMENT
This Amendment No. 3 to the Framework Agreement (this “Amendment”), between Amazon Logistics, Inc., a Delaware corporation (“Amazon”) and Rivian Automotive, LLC, a Delaware limited liability company (“Rivian”), is dated as of November 7, 2023 (the “Amendment Effective Date”). Amazon and Rivian are referred to herein individually as a “Party” and collectively as the “Parties.” The Parties entered into a Framework Agreement, dated September 16, 2019 (the “Framework Agreement”), including an initial Work Order thereunder (“Work Order #1”), in each case as amended, modified or supplemented from time to time. Additionally, Amazon’s affiliate, Amazon.com, Inc., and Rivian’s affiliate, Rivian Automotive, Inc., entered into a letter agreement dated February 15, 2019 (the “Commercial Letter Agreement”), as amended, modified or supplemented from time to time. The Framework Agreement, Work Order #1 and the Commercial Letter Agreement, collectively, may be referred to herein as the “Existing Agreement.” The Parties desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Amendments to Commercial Letter Agreement. As of the Amendment Effective Date, the Commercial Letter Agreement is hereby amended or modified as follows:
1.1.Section 2.2 of the Commercial Letter Agreement is hereby deleted in its entirety and replaced with the following:
“2.2    [Reserved]”
2.Amendments to Framework Agreement. As of the Amendment Effective Date, the Framework Agreement is hereby amended or modified as follows:
2.1.The last sentence of Section 4.7(B) of the Framework Agreement is hereby deleted in its entirety.
2.2.Section 10.4 of the Framework Agreement is hereby deleted in its entirety and replaced with the following:
“For any payments made under this Agreement, the payee may charge and the payor will pay applicable national, state or local sales or use taxes or value added taxes that the payee is legally obligated to charge (“Taxes”), provided that such Taxes are stated on the original invoice that the payee provides to the payor and the payee’s invoices state such Taxes separately and meet the requirements for a valid tax invoice. Either Party may provide the other Party with an exemption certificate or equivalent information acceptable to the relevant taxing authority, in which case, such Party will not charge or collect the Taxes covered by such certificate. Either Party may deduct or withhold any taxes that such Party may be legally obligated to deduct or withhold from any amounts payable to the other Party under this Agreement, and payment to the other Party as reduced by such deductions or withholdings will constitute full payment and settlement of amounts payable to the other Party under this Agreement. Throughout the term of this Agreement, each Party will provide the other Party with any forms, documents, or certifications as may be required for such other Party to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement.  Except as otherwise expressly set forth in this Section 10.4 or in a Work Order, each Party will be responsible for all other taxes or fees (including interest and penalties) imposed on such Party under applicable Laws and arising under this Agreement.”
2.3.The last sentence of Section 16.11(A) of the Framework Agreement is hereby deleted in its entirety and replaced with the following:

“It is the intent of the Parties that all Contract Documents be read and interpreted as a whole, and not as separate documents.”
2.4.The second sentence of Section 16.11(B) of the Framework Agreement (beginning with “In the event of a conflict of inconsistency between the terms and conditions of Sections 5.3(B) . . .”) is hereby deleted in its entirety.
3.Amendments to Work Order #1. As of the Amendment Effective Date, Work Order #1 is hereby amended or modified as follows:
3.1.Section 2.6 of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“2.6    Key Personnel. The following is a list of Key Personnel under this Work Order:

NAME	RESPONSBILITY
[***]	Overall Programs & Relationship
[***]	Overall Commercial
[***]	Overall Engineering
[***]	Overall Technology Lead
[***]	Vehicle Line Director: Volta Engineering Lead

The following is a list of Amazon Steering Committee member positions under this Work Order:

POSITION	GOVERNANCE ROLE
[***]	SteerCo: Overall Strategy and Commercial Responsibility
[***]	SteerCo: Technology and Business Lead
[***]	SteerCo: Technology and Business Lead
[***]	SteerCo: Overall Engineering Responsibility

The following is a list of Rivian Steering Committee member positions under this Work Order:

POSITION	GOVERNANCE ROLE
[***]	SteerCo: Overall Strategy and Commercial Responsibility
[***]	SteerCo: Overall Engineering Responsibility
[***]	SteerCo: Technology Lead
[***]	SteerCo: Business Lead

To the extent there is any change in (a) the Personnel holding the positions listed in the Steering Committee tables above or (b) the name of the positions listed in the Steering Committee tables above that is functionally equivalent to the currently listed positions, the Parties agree that such replacement Personnel or the person occupying such updated position(s) will be the applicable Steering Committee members upon giving written notice to the other Party and no amendment to the tables is necessary in such circumstances.”
3.2.New Sections 2.7 and 2.8 are hereby added to Work Order #1 as follows:
“2.7    Rivian Investment Commitment.
(A)    Investment Commitment. In consideration of Amazon’s agreement to modify the exclusivity restrictions set forth in the Commercial Letter Agreement, the receipt and sufficiency of which are hereby acknowledged, during the period of time commencing on September 1, 2023 and expiring on December 31, 2026 (“Investment Commitment Period”), Rivian agrees to spend [***] (the “Investment

Commitment”) towards internal and external non-recurring Engineering Work, Tooling, and other research and development expenses directly related to the Investment Projects defined below (collectively, “NRE Expenses”). Unless otherwise agreed between the Parties, Rivian will (a) complete design, testing, validation, and homologation of all Investment Projects no later than December 31, 2026 (the “Investment Project Completion Deadline”), and (b) ensure each Investment Project is capable of being incorporated into the Delivery Vehicle (as defined in the Framework Agreement) or related services and that the engineering is available to incorporate such Investment Project into the Delivery Vehicle by the deadlines set forth in Attachment 1 (the “Implementation Deadlines”). In the event that Rivian knows or has reason to believe it is unlikely to complete any Investment Project by either the Investment Project Completion Deadline or the Implementation Deadline, Rivian will provide Amazon with at least 90 days’ advance written notice, and as much notice as reasonably possible in such situations where Rivian makes such determination within 90 days of the Investment Project Completion Deadline or Implementation Deadline. Such notice will include a remediation plan reasonably satisfactory to Amazon describing the specific steps that Rivian plans to take and associated resources that Rivian plans to dedicate to complete such Investment Project in an expedited manner.
Amazon and Rivian agree to allocate a portion of the Investment Commitment (the “Shared Investment Commitment”) toward projects dedicated to the Delivery Vehicle that are mutually defined by both Parties and described on Attachment 1 (“Shared Projects”). Rivian and Amazon will apply [***] of the portion of the Investment Commitment that is not used toward Shared Projects (the “Amazon Directed Investment Commitment”) toward projects dedicated to the Delivery Vehicle that are defined and directed by Amazon and described on Attachment 1 (“Amazon Directed Projects”). The remaining [***] of the Investment Commitment that is not used toward Shared Projects (the “Rivian Directed Investment Commitment”) is allocated to projects dedicated to the Delivery Vehicle that are selected by Rivian and described on Attachment 1 (“Rivian Directed Projects,” together with the Shared Projects and Amazon Directed Projects, collectively, “Investment Projects”). All Rivian Directed Projects must [***]. Changes to or cancellation of Investment Projects in Attachment 1 may be made by the Parties in accordance with Section 2.7(C). If the Parties agree that all Investment Projects in Attachment 1 are completed and Rivian has not spent the total Investment Commitment, new Investment Projects not listed in Attachment 1 may be mutually agreed to and defined by both Parties in writing, until Rivian has spent the total Investment Commitment.
For clarity, the Investment Commitment will not be used toward (I) projects related to the Delivery Vehicle that are not listed on Attachment 1, as updated and amended from time to time by the Parties, (II) any pre-existing projects related to the Delivery Vehicle that were undertaken or agreed by the Parties to be undertaken prior to the commencement of the Investment Commitment Period, or (III) projects related to the Delivery Vehicle that are undertaken or agreed by the Parties to be undertaken separate from the scope of this Amendment (the foregoing (II) and (III), collectively, “Pre-Existing Projects”), and nothing in this Section will modify the Parties’ obligations with respect to such Pre-Existing Projects. However, the Parties may mutually agree in writing to allocate portions of the Investment Commitment towards any Pre-Existing Project(s), and, if mutually agreed in writing by the Parties, any amounts spent by Rivian on such Pre-Existing Project(s) during the Investment Commitment Period and documented in accordance with Section 2.7(E) will be counted towards the Investment Commitment.
(B)    Investment Projects. For each Investment Project, the Parties agree as follows:
    (i)     Amazon and Rivian will jointly prepare and memorialize in writing specific, actionable details sufficient to carry out each Investment Project, including a proposed roadmap and timeline for implementation, and the total estimated cost of the Investment Project and how that cost will be allocated. Rivian will deliver each Investment Project in accordance with the roadmap, timeline and associated costs set forth on Attachment 1. The Parties will continue to mutually agree on any additional details for the Investment Projects, including specifications, performance metrics, and other technical details (“Customer Technical Specifications”). However, Rivian will have sole responsibility for the Engineering Work and Manufacturing decisions related to its plan to meet the mutually agreed-upon Customer Technical Specifications. Rivian will report to Amazon no less than monthly on each Investment Projects’ performance against the original estimated budget. Rivian will also report to Amazon no less than monthly on any potential material impacts that Rivian’s planned approach to meeting the Customer Technical Specifications may have on the applicable Investment Project, the overall program, or the Delivery Vehicle, including any economic (i.e., the cost of implementation) or performance trade-offs arising from Rivian’s planned approach.

    (ii)     Amazon is entitled to purchase a Delivery Vehicle including a feature or other attribute developed through any Investment Project in accordance with the pricing set forth on Attachment 3 (as may be updated from time to time upon mutual agreement by the Parties in writing).
(C) Changes to or Cancellation of Investment Projects. Rivian will deliver each Investment Project in accordance with Attachment 1. Prior to the Investment Project Completion Deadline, the Parties may add a new Investment Project to Attachment 1 and/or modify a then-existing Investment Project set forth on Attachment 1 in accordance with the processes set forth in this Section 2.7(C).
    (i)    Shared Projects. Any Changes to a Shared Project proposed by Amazon will be considered a Change pursuant to Section 4.4 of the Framework Agreement and must be submitted to Rivian in the form of an Amazon Change Notice. Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such Amazon Change Notice.  Costs and expenses incurred by Rivian arising out of a Change to a Shared Project due to an Amazon Change Notice will count towards the Amazon Directed Investment Commitment or be paid separately by Amazon, unless the Parties agree to share such costs equally. Any Changes to a Shared Project proposed by Rivian will be considered a Change pursuant to Section 4.3 of the Framework Agreement and must be submitted to Amazon in the form of a Rivian Change Notice. Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such Rivian Change Notice.  Costs and expenses incurred by Rivian arising out of a Change to a Shared Project due to a Rivian Change Notice will count towards the Rivian Directed Investment Commitment or be paid separately by Rivian, unless the Parties agree to share such costs equally. Amazon may cancel a Shared Project at its discretion by written notice to Rivian identifying in reasonable detail such cancellation. Rivian may cancel a Shared Project by providing written notice to Amazon identifying in reasonable detail such cancellation, and such proposed cancellation by Rivian, if approved by Amazon in its discretion, will be approved in writing by [***] Amazon and where reasonably feasible within [***] of receiving Rivian’s written notice; provided, that prior to any such cancellation of a Shared Project the Parties will meaningfully consult with one another in good faith regarding the appropriateness of such cancellation. Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such cancellation.   Costs and expenses incurred by Rivian arising out of the cancellation of a Shared Project will count towards the Shared Investment Commitment.
(ii)    Amazon Directed Projects. Any Changes to an Amazon Directed Project proposed by Amazon will be considered a Change pursuant to Section 4.4 of the Framework Agreement and must be submitted to Rivian in the form of an Amazon Change Notice. Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such Amazon Change Notice. Costs and expenses incurred by Rivian arising out of a Change to an Amazon Directed Project due to an Amazon Change Notice will count towards the Amazon Directed Investment Commitment or be paid separately by Amazon, unless the Parties agree to share such costs equally. Any Changes to an Amazon Directed Project proposed by Rivian will be considered a Change pursuant to Section 4.3 of the Framework Agreement and must be submitted to Amazon in the form of a Rivian Change Notice. Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such Rivian Change Notice. Costs and expenses incurred by Rivian arising out of a Change to an Amazon Directed Project due to a Rivian Change Notice will count towards the Rivian Directed Investment Commitment or be paid separately by Rivian, unless the Parties agree to share such costs equally. Amazon may cancel an Amazon Directed Project at its discretion by providing written notice to Rivian identifying in reasonable detail such cancellation. Rivian may cancel an Amazon Directed Project by providing written notice to Amazon identifying in reasonable detail such cancellation, and such proposed cancellation by Rivian, if approved by Amazon in its discretion, will be approved in writing by [***] Amazon and where reasonably feasible within [***] of receiving Rivian’s written notice; provided, that prior to any such cancellation of an Amazon Directed Project by Rivian the Parties will meaningfully consult with one another in good faith regarding the appropriateness of such cancellation. Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such cancellation.   Costs and expenses incurred by Rivian arising out of the cancellation of an Amazon Directed Project will count towards the Amazon Directed Investment Commitment.
(iii)    Rivian Directed Projects. Any Changes to a Rivian Directed Project proposed by Amazon will be considered a Change pursuant to Section 4.4 of the Framework Agreement and must be submitted to Rivian in the form of an Amazon Change Notice.  Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such Amazon Change Notice.   Costs and expenses incurred by Rivian arising out of a Change to a Rivian Directed Project due to an Amazon Change Notice will count towards the Amazon Directed Investment Commitment or be paid separately by Amazon, unless the Parties agree to share such costs equally. Any Changes to a Rivian Directed Project proposed by Rivian will be considered a Change pursuant to Section 4.3 of the Framework Agreement and must be submitted to Amazon in the form of a Rivian Change Notice.  Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such Rivian Change Notice.   Costs and expenses

incurred by Rivian arising out of a Change to a Rivian Directed Project due to a Rivian Change Notice will count towards the Rivian Directed Investment Commitment or be paid separately by Rivian, unless the Parties agree to share such costs equally. Rivian may cancel a Rivian Directed Project by providing written notice to Amazon identifying in reasonable detail such cancellation, and such proposed cancellation by Rivian, if approved by Amazon in its discretion, will be approved in writing by [***] Amazon and where reasonably feasible within [***] of receiving Rivian’s notice. Amazon may cancel a Rivian Directed Project by providing written notice to Rivian identifying in reasonable detail such cancellation, and such proposed cancellation by Amazon must be approved by Rivian in writing; provided, that prior to any such cancellation of a Rivian Directed Project by Amazon the Parties will meaningfully consult with one another in good faith regarding the appropriateness of such cancellation. Rivian must take reasonable actions to mitigate the extent of the costs incurred due to any such cancellation. Costs and expenses incurred by Rivian arising out of the cancellation of a Rivian Directed Project will count towards the Rivian Directed Investment Commitment.
(D)    Governance for Investment Commitment and Investment Projects. In addition to each Party’s rights to participate in decisions regarding Investment Projects and the Investment Commitment through the Steering Committee and governance processes set forth in Schedule 8 to Work Order #1, the Parties will also meaningfully consult with one another on details of the Investment Commitment and Investment Projects as set forth in this Section 2.7(D) and any other applicable sections of this Section, with each Party affording the other Party’s comments, positions and viewpoints thorough, careful consideration. During the Investment Commitment Period, the Parties will, on at least a quarterly basis, meet regarding the Investment Commitment, Investment Projects, Change and cancellation process, prioritization of Investment Projects, and other standing agenda items as mutually agreed between the Parties. Time spent during such meetings will not count towards the Investment Commitment, and Rivian will not otherwise charge Amazon for time spent during such meetings. For the avoidance of doubt, only NRE Expenses will count toward the Investment Commitment.
(E)    Reporting. Within thirty (30) days following the end of each month during the Investment Commitment Period, Rivian will deliver a detailed written report to Amazon, which will be prepared using formal time tracking software (referenced as a Shared Project in Attachment 1) once such software is implemented (each, a “Monthly Report”) and detailing (in each case with supporting documentation sufficient to substantiate such information): (i) the total amount of the Investment Commitment spent by Rivian during such month, (ii) the amount of the Investment Commitment spent on each Amazon Directed Project, Rivian Directed Project, and/or Shared Project during such month, (iii) the specific activities performed under any Amazon Directed Projects, Rivian Directed Projects and/or Shared Projects during such month, the status of completion of such activities, and the costs attributable to each specific activities, (iv) the overall amount of hours and corresponding hourly rates spent by Rivian on each specific activity for each Amazon Directed Project, Rivian Directed Project and/or Shared Project, (v) the number of full-time employees or contractors Rivian has dedicated to each Amazon Directed Project, Rivian Directed Project and/or Shared Project, including the number of hours such employees or contractors have billed to each specific activity for such Amazon Directed Project, Rivian Directed Project and/or Shared Project and their corresponding hourly rates, job titles and qualifications, and (vi) any other information or details related to Rivian’s performance or investments made under this Section as reasonably requested by Amazon.
(F)    Records and Audits. Without limitation of Section 10.9 of the Framework Agreement, Rivian will keep accurate records containing all information reasonably necessary to establish the amount of the Investment Commitment expended by Rivian. Such records required to be kept by Rivian will include all of the information that is required to be set forth in the Monthly Reports, and such records will be maintained for a period of five (5) years from the expiration of the Investment Commitment Period. During the Investment Commitment Period and for five (5) years thereafter, Amazon will have the right, upon reasonable advance notice and on a schedule reasonably acceptable to Rivian, through a qualified independent auditor, to review and audit the records of Rivian for purposes of verifying the accuracy of the Investment Commitment amounts expended by Rivian. Such reviews and audits will be conducted, at Amazon’s option, through electronic means, through the delivery of copies of the requested records to the auditor’s address as designated by Amazon, or onsite at Rivian’s facilities during Rivian’s normal business hours. If the auditor determines a discrepancy benefitting Rivian, due to Rivian’s negligence or willful misconduct, of five percent (5%) or more in the amount of the Investment Commitment expended by Rivian during the relevant period under examination, such misrepresented amounts will not be counted toward satisfying the Investment Commitment and Rivian will be responsible for all reasonable fees related to the audit. In the event the auditor identifies a discrepancy benefitting Amazon, such amounts will first be reallocated toward the Investment Commitment or otherwise remitted to Rivian, as appropriate. Subject to reasonable cooperation from Rivian with any relevant legal requirements or requirements from the auditor, Amazon will make the full auditor’s report available to Rivian and doing so is a condition to removing any amounts from the Investment Commitment or any payment by Rivian of audit fees.
2.8    Amazon Access to New LMD Vehicle Features and Models. In consideration of Amazon’s legitimate interests in protecting (x) the significant amount of time, effort and resources it invested into the development of the Shared Top Hat IP and (y) the value of its brand, the Parties agree as follows:
(A)          Scope of Preferential Rights.  Pursuant to the terms and subject to the conditions of this Section 2.8, Amazon may exercise Preferential Rights with respect to (i) any new feature, upgrade, or improvement developed by Rivian for use in LMD Vehicles (“New LMD Feature”), and (ii) any new LMD Vehicle model, including any modifications to the Top Hat (as defined in Work Order #1) (“New LMD Model”), in each case until the earlier of (a) the date that Amazon meets the 100,000 Unit Threshold or (b) expiration of the Base Distribution Fee Period (as defined below).  “Preferential Rights” means, when exercised by Amazon with respect to any New LMD Feature or New LMD Model, that Rivian will not disclose, sell, or otherwise provide that New LMD Feature or New LMD Model to any customer (including Permitted Third Parties) other than Amazon and its Authorized Purchasers (as defined in the Framework Agreement) until one (1) year following the date that Rivian delivers the New LMD Feature or New LMD Model to Amazon or its Authorized Purchasers.
(B)          Exercise of Preferential Rights.  Rivian will offer each New LMD Feature or New LMD Model to Amazon in writing before offering or making it available to any other customer. If Amazon intends to exercise Preferential Rights with respect to any New LMD Feature or New LMD Model, it will notify Rivian in writing ([***]; email being sufficient) no later than [***] after receipt of Rivian’s offer.
(i)           If Amazon exercises its Preferential Rights with respect to a New LMD Feature or New LMD Model:
(1)         The Parties will negotiate in good faith Customer Technical Specifications, KPIs, and a maximum price for the New LMD Feature or New LMD Model until (x) the Parties execute a written agreement memorializing those terms (a “New LMD Agreement”), or (y) the Parties mutually agree to end such good faith negotiations;
(2)         Amazon will not be obligated to purchase any New LMD Feature or New LMD Model absent a New LMD Agreement; and
(3)          Once the Parties have signed a New LMD Agreement with respect to any New LMD Feature or New LMD Model, Rivian may initiate discussions for future sales of that New LMD Feature or New LMD Model to other customers (in each case subject to any other applicable restrictions), but may not deliver or otherwise provide the New LMD Feature or New LMD Model to other customers until Amazon’s Preferential Rights expire with respect to the New LMD Feature or New LMD Model.
(ii)          If Amazon does not exercise its Preferential Rights with respect to a New LMD Feature or New LMD Model:
(1)         Nothing in this Section 2.8 will prohibit Rivian from offering to sell or otherwise providing the New LMD Feature or New LMD Model to any other customer, in each case subject to any other applicable restrictions; and
(2)          Amazon may still purchase or obtain the New LMD Feature or New LMD Model, but will be deemed to have waived its Preferential Rights with respect to that New LMD Feature or New LMD Model.

(C)     Notwithstanding the foregoing,  Rivian is not obligated to provide Preferential Rights with respect to any New LMD Feature: (x) where Rivian reasonably establishes, after consulting with Amazon, that Rivian would incur material, incremental manufacturing or supply chain costs to provide that New LMD Feature only to Amazon or (y) to the extent the New LMD Feature is primarily intended to improve the safety of the LMD Vehicles, as required by a Governmental Authority or as otherwise required for regulatory compliance.
3.3.The first two sentences of Section 3.9(A) of Work Order #1 are hereby deleted in their entirety and replaced with the following:

“(i) Rivian will have the sole and exclusive ownership of all right, title, and interest in and to the Dedicated Top Hat Tooling and Amazon will have no right or property interest therein, and (ii) any alterations, additions and improvements to the Dedicated Top Hat Tooling of any kind, whether made by Rivian, Amazon, or a third party, will immediately become the property of Rivian. Rivian will not incur or allow any Lien on any Shared Top Hat IP other than Permitted Liens.”

3.4.Sections 3.9(B), 3.9(C), 3.9(D), 3.9(E), and 3.9(F) of Work Order #1 are all hereby deleted and replaced with “Reserved”.
3.5.A new Section 3.10 is hereby added to Work Order #1 as follows:
“3.10    LMD Vehicle and LMD Skateboard Supply and Distribution. In consideration of Amazon’s legitimate interests in protecting (x) the significant amount of time, effort and resources it invested into the development of the Shared Top Hat IP and (y) the value of its brand, the Parties agree as follows:
(A)    Rivian will not sell, lease, rent, transfer or otherwise make available, directly or knowingly indirectly (including knowingly through any third party or other intermediary, such as a fleet management company) (collectively “Transactions”), any electric delivery vehicles and other delivery carriers and systems designed for, produced for use in, or used in a fleet for logistics or last mile transportation of goods to the final delivery destination and that incorporate or otherwise Exploit Shared Top Hat IP (“LMD Vehicles”), or skateboards that incorporate or otherwise Exploit Skateboard Foreground IP (whether sold separately as a skateboard or as part of a vehicle) (“LMD Skateboard”), to any customer:
    (i)     [***] (“Last Mile Delivery Customers”), prior to the expiration of the Last Mile Distribution Fee Period (as defined below); or
    (ii)     [***] (“Retailers”), prior to the expiration of the Base Distribution Fee Period (as defined below);
    (iii)     unless with respect to each of (i) and (ii) above, (a) such Transaction is with a party listed on Attachment 2, (b) Rivian’s cumulative lifetime Transactions involving LMD Vehicles and/or LMD Skateboards with such customer is for [***] LMD Vehicles and/or LMD Skateboards (and, for clarity, will remain less than [***] LMD Vehicles and/or LMD Skateboards after any Transaction is consummated), or (c) Rivian obtains prior written approval from [***] Amazon.
(B)     For the avoidance of doubt, nothing in this Work Order prevents Rivian from entering into Transactions for LMD Vehicles or LMD Skateboards with companies that are in the business of offering rental vehicles to a broad customer base that is not predominantly comprised of Last Mile Delivery Customers or Retailers (e.g., [***]), provided that any rental by such companies to Last Mile Delivery Customers or Retailers must not exceed [***], and such LMD Vehicles must not be branded with any logos, decals, or other markings that identify any Last Mile Delivery Customer or Retailer.
(C)     If a customer meets the definition of both a Last Mile Delivery Customer and a Retailer, the customer’s predominant business will determine whether it is categorized by the Parties as a Last Mile Delivery Customer or Retailer for purposes of this Work Order (and in making such determination, the Parties also will determine whether Rivian is permitted to enter into Transactions with such customer for LMD Skateboards). Notwithstanding the foregoing, the Parties’ categorization of customers in Attachment 2 shall in no way be used to interpret the definitions of Last Mile Delivery Customer and Retailer under this Agreement.
(D)    With respect to obtaining written approval from [***] Amazon under Sections 3.10(A) above, Rivian may request such written approval at any time prior to effectuating such a Transaction (i.e., at any time at or after which Rivian reasonably determines an agreement effectuating a Transaction with a party is reasonably likely to materialize but before signature). Rivian will submit such written requests for approval to [***]. Amazon will use commercially reasonable efforts to provide an approval or rejection notice within [***] to Rivian. If Amazon fails to respond within [***], then Rivian may submit a second request [***], provided that Amazon must promptly designate [***] for this purpose upon request by Rivian. If Amazon again fails to respond within [***], then Amazon is deemed to have approved. Upon receipt of approval [***], Rivian will be permitted to enter into Transactions with such Last Mile Delivery Customer or Retailer, as applicable, in accordance with this Section 3.10 at any time and from time to time and will not be required to seek additional or subsequent approvals for such Last Mile Delivery Customer or Retailer, as applicable. Upon receipt of rejection by Amazon, Rivian may submit another request for the same Last Mile Delivery Customer or Retailer, as applicable, on or after the date that is

[***] from the date that Rivian’s previous request for such Last Mile Delivery Customer or Retailer, as applicable, was rejected by Amazon.
(E)    For purposes of this Section 3.10, "knowingly" will mean actual or constructive knowledge following reasonable and diligent inquiry of the applicable third party.
(F)    A “Permitted Third Party” is any party that (i) is not a Last Mile Delivery Customer or Retailer, (ii) is set forth on Attachment 2 (either as a Last Mile Delivery Customer, a Retailer, or a party entitled to purchase LMD Skateboards), (iii) is a Last Mile Delivery Customer or Retailer and has obtained through Transactions with Rivian a cumulative lifetime amount of LMD Vehicles and/or LMD Skateboards that is less than [***] LMD Vehicles and/or LMD Skateboards (and, for clarity, such amount will remain less than [***] LMD Vehicles and/or LMD Skateboards after any Transaction with Rivian), or (iv) is approved by [***] Amazon in accordance with this Section 3.10. For clarity, Rivian is not restricted hereunder from entering into Transactions for LMD Vehicles or LMD Skateboards with any customer that is not a Last Mile Delivery Customer or Retailer.
(G)    In the event that Rivian is unable to fulfill in a timely manner all orders for LMD Vehicles or LMD Skateboards that it receives from (i) Amazon and its Authorized Purchasers substantially in accordance with the production and delivery schedule agreed between the Parties and (ii) Permitted Third Parties, Rivian will promptly notify Amazon of such circumstance and give first manufacturing priority to Amazon and its Authorized Purchasers over all other customers of LMD Vehicles or LMD Skateboards, up to a monthly maximum of [***] LMD Vehicle or LMD Skateboard units.
3.6.Section 5.1(A) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“Rivian and Amazon will jointly own, in equal, undivided shares (and each Party hereby assigns and agrees to assign to the other Party an equal, undivided interest in), all right, title and interest in all Foreground IP incorporated in or necessary for the Top Hat (“Shared Top Hat IP”), and title to all patents, copyrights, mask work rights and other applicable statutory Intellectual Property Rights in Shared Top Hat IP will be jointly owned by the Parties. Subject to Section 8.7(B)(ii)(a)(ii), Amazon will have the unrestricted right to practice the Shared Top Hat IP and to license any third party to Exploit the Shared Top Hat IP without the consent of Rivian, and subject to the provisions of this Section 5, without any duty to account to or to share proceeds with Rivian on account of such practice or licensing of the Shared Top Hat IP; provided, however, that any Licensed Subject Matter incorporated into the Shared Top Hat IP may only be Exploited by either Amazon or such third parties pursuant to the terms of the Limited Licensed Subject Matter License (as defined in Section 5.2 below). Except as expressly set forth in Section 3.8(B) and Section 8.7(B)(ii), or as otherwise permitted hereunder (including Section 3.10), Rivian will not (and will not authorize others to) Exploit Shared Top Hat IP for any purpose other than performing the Services as set forth in this Work Order and designing, Developing, Manufacturing, and otherwise producing the Products and Development Deliverables as set forth in this Work Order.”

3.7.Section 5.3(B) of Work Order #1 is hereby deleted in its entirety and replaced with the following:

“Except with respect to transactions involving LMD Vehicles or LMD Skateboards expressly permitted hereunder, prior to the earlier of (i) June 30, 2027, or (ii) the termination of the Work Order as set forth in Section 8.7(B) or Section 8.7(C), Rivian will not (directly or indirectly through any Affiliate or third party), make, sell, offer for sale, lease, license, distribute, or otherwise make available to any Person other than Amazon, its Affiliates or its Authorized Purchasers, any logistics or delivery vehicle that incorporates any Skateboard Foreground IP, or otherwise make available (directly or indirectly) any Skateboard Foreground IP for practice in or incorporation into any logistics or delivery vehicle, in each case without prior written consent from a Vice President of Amazon. For clarity, the foregoing does not restrict Rivian (x) with respect to its practice of Rivian’s Background IP (such as a pre-existing original component design of Rivian on which a Product may be based) or (y) from Exploiting any Skateboard Foreground IP on vehicles that are not sold as delivery or logistics vehicles or otherwise sold for consumer use and, in each case, are subsequently used as vehicles to deliver goods (unless Rivian Knew (as defined in Section 9.1(B) or reasonably should have Known that such vehicles were likely to be used in such a manner). The Parties intend not to integrate any of Amazon’s Background IP in the Skateboard, but to the extent that Amazon Background IP is incorporated, the Parties will discuss and negotiate license terms in good faith for such Background IP.”

3.8.The last sentence of Section 5.5(A)(v) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“For the avoidance of doubt, this Section 5.5(A)(v) does not limit the restrictions set forth in Section 3.10.”
3.9.The following sentence is hereby added to the end of Section 6.1(A)(i) of Work Order #1:
“Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that the pricing for Delivery Vehicles ordered by Amazon or its Authorized Purchasers for delivery in 2024 or later in Authorized Territories shall be based on the pricing structure set forth on Attachment 3, and the pricing structure agreed to in Amendment No. 2 to the Framework Agreement, dated as of February 6, 2023, for Delivery Vehicles ordered for delivery in 2023 only applies to Delivery Vehicles ordered for delivery in 2023.”
3.10.Section 6.2 of Work Order #1 is hereby amended and restated as follows:
“[***].”
3.11.A new Section 6.3 is hereby added to Work Order #1 as follows:
“6.3    Distribution Fees Payable by Rivian. Rivian will pay to Amazon the following Base Distribution Fees, Last Mile Distribution Fees, and Skateboard Distribution Fees (together “Distribution Fees”) as consideration for the right to Sell vehicles (or skateboards separately from vehicles) to Permitted Third Parties as set forth herein. The Base Distribution Fees and Last Mile Distribution Fees will apply based on whether the Vehicle Volume Floor has been exceeded at the time of the Sale (defined below) of each applicable vehicle. Distribution Fees will accrue as of the delivery of the relevant vehicle or skateboard; however, if Rivian, after using all commercially reasonable efforts, is unable to collect cash consideration from a customer due to bankruptcy, insolvency, or other non-payment, the Distribution Fees will only be payable to Amazon upon Rivian's receipt of such cash consideration. The “Vehicle Volume Floor” as used herein will mean that Rivian has Sold at least [***] vehicles incorporating or otherwise Exploiting Shared Top Hat IP in the applicable calendar year. The calculation of the Vehicle Volume Floor includes such vehicles sold to Amazon, its Affiliates or Authorized Purchasers (collectively, “Amazon Parties”) during the calendar year; provided, however, that all Sales to Amazon Parties during a calendar year, regardless of when those Sales occur during that calendar year, will be treated for purposes of the Vehicle Volume Floor calculation as having occurred on January 1 of that relevant calendar year, and each vehicle Sale by Rivian to a Permitted Third Party will be treated as occurring chronologically during that calendar year and therefore incremental to the Sales to Amazon Parties. For example, if Rivian sells [***] vehicles to Amazon in Q4 of 2024 and Rivian sells [***] vehicles to Permitted Third Parties throughout all of 2024, the [***] vehicles Sold to Amazon would be counted towards the Vehicle Volume Floor as of January 1 of 2024, the first [***] vehicles Sold to Permitted Third Parties in chronological order would count towards volume below the Vehicle Volume Floor, and the remaining [***] vehicles Sold to Permitted Third Parties in chronological order would count towards volume above the Vehicle Volume Floor. For the purposes of this Section 6.3: “Amazon Order Volume” means the total number of vehicles Rivian has Sold (as defined below) to Amazon in the applicable time period and/or under the applicable threshold; and “Sale”, “Sold” and “Sells” means sale and transfer of title by Rivian to Amazon and Permitted Third Parties (as applicable) and also includes Transactions (as defined above) with Permitted Third Parties.
    (A)    Base Distribution Fee. The Parties agree that, commencing on January 1, 2024 (the “Base Distribution Fee Effective Date”) and continuing for a period of ten (10) years thereafter (the “Base Distribution Fee Period”), Rivian will pay to Amazon Base Distribution Fees in accordance with this Section 6.3(A).
(i)    Below the Vehicle Volume Floor. Rivian will pay to Amazon a per-vehicle fee of [***] (the “Below Volume Floor Base Distribution Fee”) for each vehicle that incorporates or otherwise Exploits Shared Top Hat IP (for clarity, regardless of whether such vehicle is an LMD Vehicle but excluding any vehicle that is a Rivian service van), which will accrue upon the Sale by Rivian to any Permitted Third Party prior to Rivian having exceeded the Vehicle Volume Floor for the calendar year in which such vehicle was Sold.
(ii)    Above the Vehicle Volume Floor. Rivian will pay to Amazon a per-vehicle fee of [***] (the “Above Volume Floor Base Distribution Fee”, and together with the Below Volume Floor Base Distribution Fee, collectively the “Base Distribution Fee”) for each vehicle (for clarity, regardless of whether such vehicle is an LMD Vehicle but excluding any vehicle that is a Rivian service van) that incorporates or otherwise Exploits Shared Top Hat IP, which will accrue upon a Sale by Rivian to any Permitted Third Party after Rivian has exceeded the Vehicle Volume Floor for the calendar year in which such vehicle was Sold
    (B)    Last Mile Distribution Fee. The Parties agree that, commencing on January 1, 2024 (the “LMD Fee Effective Date”) and continuing for a period of five (5) years thereafter (the “Last Mile Distribution Fee Period”), Rivian will pay to Amazon Last Mile Distribution Fees in accordance with this Section 6.3(B).
(i)    Below the Vehicle Volume Floor. Rivian will pay to Amazon a per-vehicle fee of [***] (the “Below Volume Floor Last Mile Distribution Fee”) for each vehicle (for clarity, regardless of whether such vehicle is an LMD Vehicle but excluding any vehicle that is a Rivian service van) that incorporates or otherwise Exploits Shared Top Hat IP, which will accrue upon a Sale by Rivian to any Last Mile Delivery Customer prior to Rivian having exceeded the Vehicle Volume Floor for the calendar year in which such vehicle was Sold.
(ii)    Above the Vehicle Volume Floor. A per-vehicle fee of [***] (the “Above Volume Floor Last Mile Distribution Fee”, and together with the Below Volume Floor Last Mile Distribution Fee, collectively the “Last Mile Distribution Fee”) for each vehicle (for clarity, regardless of whether such vehicle is an LMD Vehicle but excluding any vehicle that is a Rivian service van) that incorporates or otherwise Exploits Shared Top Hat IP, which will accrue upon a Sale by Rivian to any Last Mile Delivery Customer after Rivian has exceeded the Vehicle Volume Floor for the calendar year in which such vehicle was Sold.
(C)     Skateboard Distribution Fee. The Parties agree that, commencing on January 1, 2024 (the “Skateboard Distribution Fee Effective Date”) and continuing for a period of five (5) years thereafter (the “Skateboard Distribution Fee Period”), Rivian will pay to Amazon [***] (the “Skateboard Distribution Fee”) for each skateboard that is Sold and that incorporates or otherwise Exploits Skateboard Foreground IP (unless either the Base Distribution Fee or Last Mile Distribution Fee is payable in connection with such Sale). The Skateboard Distribution Fee will accrue upon a Sale by Rivian of any such skateboard to a third-party customer.
(D)    Obligations Not Cumulative. For clarity, only the Base Distribution Fee or the Last Mile Distribution Fee will be payable with respect to the same vehicle. By way of example, where Rivian Sells a vehicle incorporating or otherwise Exploiting Shared Top Hat IP to a Permitted Third Party that is a Last Mile Delivery Customer, Rivian will be responsible for only the payment of the Last Mile Distribution Fee with respect to such vehicle. For clarity, the Skateboard Distribution Fee will be payable only with respect to skateboards Sold separately from a vehicle.
(E)    Distribution Fee Reports. Within thirty (30) days following the end of each calendar quarter during the Base Distribution Fee Period, Last Mile Distribution Fee Period and Skateboard Distribution Fee Period, Rivian will send to Amazon a written report (a “Distribution Fee Report”) covering the immediately preceding calendar quarter. The Distribution Fee Report must show (in each case with supporting documentation sufficient to substantiate such information): (i) the total number of vehicles incorporating or otherwise Exploiting Shared Top Hat IP Sold by Rivian to Permitted Third Parties during such calendar quarter, (ii) the total number of vehicles incorporating or otherwise Exploiting Shared Top Hat IP Sold and the date of each Sale of vehicles Sold by Rivian to each individual approved Last Mile Delivery Customer, Retailer, or other Permitted Third Party during such calendar quarter, (iii) the total number of skateboards incorporating or otherwise Exploiting Skateboard Foreground IP Sold and the date of each Sale of skateboards Sold by Rivian to each individual approved Permitted Third Party during such calendar quarter, (iv) the date Rivian’s Sales of vehicle(s) incorporating or otherwise Exploiting Shared Top Hat IP exceeded the Vehicle Volume Floor (if any), (v) the total of all Base Distribution Fees, Last Mile Distribution Fees and Skateboard Distribution Fees accrued during such calendar quarter, (vi) with respect to the last Distribution Fee Report for each calendar year, (a) whether or not Rivian’s Sales of vehicle(s) incorporating or otherwise Exploiting Shared Top Hat IP have exceeded the Vehicle Volume Floor during such calendar year, (b) the total of all Base Distribution Fees, Last Mile Distribution Fees and Skateboard Distribution Fees payable by Rivian during such calendar year, (c) the total number of vehicle(s) incorporating or otherwise Exploiting Shared Top Hat IP Sold by Rivian to Last Mile Delivery Customers, Retailers, and Permitted Third Parties during such calendar year, and (e) the total number of skateboard(s) incorporating or otherwise Exploiting Skateboard Foreground Sold by Rivian to approved Permitted Third Parties during such calendar year and (vii) any other information or details related to the calculation or payment of Base Distribution Fees, Last Mile Distribution Fees and Skateboard Distribution Fees that is reasonably requested by Amazon.
(F)    Distribution Fee Payment Timing. Within sixty (60) days following its receipt of the last Distribution Fee Report for each calendar year, Amazon will invoice Rivian for the applicable Base Distribution Fees, Last Mile Distribution Fees and Skateboard Distribution Fees payable to Amazon for such calendar year as set forth in such Distribution Fee Report. Any failure by Amazon to invoice Rivian within such sixty (60) day period will in no way waive, limit, or qualify Amazon’s right to receive payment of such Base Distribution Fees, Last Mile Distribution Fees and Skateboard Distribution Fees and/or Rivian’s obligation to make the payment of such Base Distribution Fees and Last Mile Distribution Fees and Skateboard Distribution Fees to Amazon. Payment terms for the Base Distribution Fees and Last Mile Distribution Fees and Skateboard Distribution Fees will be net thirty (30) days from the date of delivery of an invoice. Rivian will pay all invoices by bank transfer or wire or electronic funds transfer to the bank account noted in the invoice. Rivian will pay all invoices in U.S. Dollars unless otherwise agreed by the Parties in writing.
(G)    Records and Audits. Without limitation of Section 10.9 of the Framework Agreement or Section 2.7(F) of this Work Order, Rivian will keep accurate records containing all information necessary to establish the Base Distribution Fees, Last Mile Distribution Fees and Skateboard Distribution Fees payable under this Work Order. Such records required to be kept by Rivian will include all of the information that is required to be set forth in the Distribution Fee Reports, and such records will be maintained for a period of ten (10) years from the end of the Base Distribution Fee Period and/or Last Mile Distribution Fee Period and/or Skateboard Distribution Fee Period (as applicable). During the Base Distribution Fee Period, Last Mile Distribution Period and Skateboard Distribution Fee Period and for ten (10) years thereafter, Amazon will have the right, through a qualified independent auditor, to review and audit the records of Rivian for purposes of verifying the accuracy of Base Distribution Fee, Last Mile Distribution Fee and Skateboard Distribution Fee payments made by Rivian. Such reviews and audits will be conducted, at Amazon’s option, through electronic means, through the delivery of copies of the requested records to the auditor’s address as designated by Amazon, or onsite at Rivian’s facilities during Rivian’s normal business hours. Each review and audit under this subsection (G) will be at Amazon’s sole cost and expense; provided, however, Rivian will promptly reimburse Amazon for all reasonable costs and expenses incurred in connection with a review and audit if the auditor determines that Rivian has underpaid by five percent (5%) or more during the relevant period under examination. Rivian will promptly pay Amazon the amount of any underpayment revealed by a review and audit.”
3.12.Section 8.7(A)(i) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“i.    [Reserved]”
3.13.Section 8.7(B)(i)(b) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“b.    [Reserved]”
3.14.Section 8.7(B)(i)(c) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“c.    [Reserved]”
3.15.Section 8.7(B)(ii)(a)(i) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“i.    [Reserved];”
3.16.Section 8.7(B)(ii)(a)(iii) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“iii.    [Reserved];”
3.17.Section 8.7(B)(ii)(b)(i) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“i.    [Reserved];”
3.18.Section 8.7(B)(ii)(b)(v) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“v.    [Reserved];”
3.19.Section 8.7(C)(i)(a) of Work Order #1 is hereby deleted in its entirety and replaced with the following:
“a.    [Reserved];”
3.20.Section 8.7(C)(i)(g) of Work Order #1 is hereby deleted in its entirety and replaced with the following:

“g    [Reserved].”
3.21.New subsections (viii) – (xii) are hereby added to Section 2 of Schedule 8 to Work Order #1 as follows:
“(viii)    Agreeing on details of Investment Projects, including with respect to specifications, performance metrics, other technical details and implementation;
(ix)    Reviewing, evaluating and managing Investment Projects, the Investment Commitment, Delivery Vehicle program performance, and the Change approval process;
(x)    Resolving issues that arise in connection with the management, administration and timely implementation of Investment Projects;
(xi)    Resolving issues and ensuring transparency with respect to tracking and reporting on expenditures under the Investment Commitment; and
(xii)    Prioritization of Investment Projects vis-a-vis projects Rivian undertakes for other commercial customers or its consumer business.”
4.Date of Effectiveness; Limited Effect. The Parties acknowledge and agree that this Amendment is effective as of the Amendment Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.
5.Miscellaneous. This Amendment is governed by the substantive Laws of the state of New York, excluding its conflicts of law provisions. All the terms and conditions of this Amendment will be binding upon, will inure to the benefit of, and will be enforceable by the Parties and their respective successors and permitted assigns. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. This Amendment may be executed by facsimile and in counterparts, each of which (including signature pages) will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment constitutes the entire agreement between the Parties with respect to the subject matters hereof and supersedes any previous or contemporaneous oral or written agreements, understandings, and discussions regarding such subject matters.
[Signature pages follow.]

This Amendment is executed by duly authorized representatives of the Parties and is effective as of the Amendment Effective Date.

AMAZON LOGISTICS, INC.	RIVIAN AUTOMOTIVE, LLC

By: /s/ Matthew Norman	By: /s/ Robert J. Scaringe

Printed Name: Matthew Norman	Printed Name: RJ Scaringe

Title: Authorized Signatory	Title: CEO

Date Signed: November 7, 2023	Date Signed: November 6, 2023

[Signature page 1 of 2.]

Amazon.com, Inc. and Rivian Automotive, Inc. are made Parties to this Amendment solely with respect to the amendment of the Commercial Letter Agreement pursuant to Section 1 of this Amendment. Solely for purposes of the amendment to the Commercial Letter Agreement, this Amendment is executed by the duly authorized representatives of Amazon.com, Inc. and Rivian Automotive, Inc.

AMAZON.COM, INC.	RIVIAN AUTOMOTIVE, INC

By: /s/ Udit Madan	By: /s/ Robert J. Scaringe

Printed Name: Udit Madan	Printed Name: RJ Scaringe

Title: Vice President	Title: CEO

Date Signed: 11/6/2023	Date Signed: November 6, 2023

[Signature page 2 of 2.]

Attachment 1
Investment Projects
Amazon Directed Projects
[***]
Rivian Directed Projects
[***]
Shared Projects
[***]

Attachment 2
Permitted Third Parties
[***]

Attachment 3
Delivery Vehicle Pricing and Warranty Structure
[***]